WILLIAM  L BUTCHER, CPA P.S.

--------------------------Certified Public Accountant---------------------------

EVERETT-(425)  333-0603  -  MARYSVILLE-(36O)  658-8347  -  FAX-(425)  335-3567




Hybrid  Fuels,  Inc.
#214-2791  Hwy  97  N.
Kelowna,  B.C.  V1X4J8  Canada


I consent to the inclusion in this registration statement on Form S13-2 of my report dated October 24, 2000, cm my audit of the financial statements and financial statement schedules of Hybrid Fuels, Inc. I also consent to the reference to my firm under the caption "Experts"



/s/ William  L.  Butcher
William  L.  Butcher  CPA  PS
Marysville,  Washington
October  24,2000




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             621 SR 9 NE, PMB #F-4 + LAKE STEVENS, WASHINGTON 98258
                 1620 3RD STREET. * MARYSVILLE, WASHINGTON 98270


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